AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (the "PLAN OF MERGER"), (1) approved on May 31, 2006, by Twin Lakes Delaware, Inc. (the "SURVIVING CORPORATION"), a corporation organized under the laws of the State of Delaware, and by its Board of Directors on said date and (2) approved on May 31, 2006, by Twin Lakes, Inc. (the "NON-SURVIVOR"), a corporation organized under the laws of the State of Nevada, and by its Board of Directors and shareholders on said date. The Surviving Corporation and the Non-Survivor are collectively referred to herein as the "CORPORATIONS."

                  WHEREAS, the Surviving Corporation is a corporation duly organized and existing under the laws of the State of Delaware, having been formed on June 1, 2006, pursuant to a Certificate of Incorporation filed with the State of Delaware;

                  WHEREAS, the Non-Survivor is a corporation duly organized and existing under the laws of the State of Nevada, having been formed on January 28, 2000, pursuant to Articles of Incorporation filed with the State of Nevada; and

                  WHEREAS, the Board of Directors of each of the Corporations has determined that it is in the best interests of the Corporations to merge into a single corporation (the "MERGER") and that the Surviving Corporation be the surviving corporation to the Merger on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, it is agreed that:

1. Upon the Effective Time of the Merger (as defined in Section 11 below), the Non-Survivor shall, pursuant to the applicable provisions of the Nevada Revised Statutes (the "NRS"), be merged with and into the Surviving Corporation, which shall (a) be the surviving corporation upon the Effective Time of the Merger and (b) continue to exist as said surviving corporation under the name Twin Lakes, Inc., its present name, pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"). The separate existence of the Non-Survivor shall cease upon the Effective Time of the Merger in accordance with the applicable provisions of the NRS.

2. The Certificate of Incorporation of the Surviving Corporation upon the Effective Time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation following the Merger, and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the State of Delaware.

3. The Bylaws of the Surviving Corporation upon the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation following the Merger, and said Bylaws shall continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the State of Delaware.

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4.       The  directors  and  officers  of the  Surviving  Corporation  upon the
         Effective Time of the Merger shall be the directors and officers of the Surviving Corporation following the Merger, all of whom shall hold their directorships and offices until the election and qualification of
         their  respective   successors  or  until  their  tenure  is  otherwise
         terminated in accordance with the Bylaws of the Surviving Corporation.

5. At the Effective Time of the Merger, the separate existence of the Non-Survivor shall cease, and the Surviving Corporation shall continue in existence and, without transfer, shall succeed to and possess all of the properties, rights, privileges, immunities, powers, purposes and franchises, of a public and private nature, and shall be subject to all of the obligations, restrictions, disabilities and duties, of the Non-Survivor, all without further act or deed, as provided in the applicable statutes of the State of Delaware.

6. If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to carry out the provisions hereof, the proper officers and directors of the Non-Survivor as of the Effective Time of the Merger shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to carry out the provisions hereof.

7. One (1) share of common stock of the Surviving Corporation ("Survivor Shares") shall be issued in exchange for each five (5) shares of issued and outstanding common stock of the Non-Survivor ("Non-Survivor Shares") upon the Effective Time of the Merger (the "Exchange Ratio"). The issued shares of the Surviving Corporation, if any, at the Effective Time of the Merger, shall not be converted or exchanged in any manner, but each said share which is issued as of the Effective Time shall be canceled without consideration.

8. Immediately following the Effective Time of the Merger, any and all issued and outstanding options, warrants or other rights to acquire any of the Non-Survivor Shares shall be converted into an option, warrant or other right, as the case may be, to purchase Survivor Shares on the same terms, at the Exchange Ratio and at a price equal to five (5) times the current exercise price. (i.e., a Class A Warrant of the Non-Survivor exercisable at $1.00 per share, to purchase 1,000,000 Non-Survivor shares, will be converted into a Class A Warrant of the Surviving Corporation, exercisable at $5.00 per share, to purchase 200,000 Survivor Shares following the Effective Time of the Merger.)

9. This Plan of Merger, as approved by the Corporations, shall be submitted to the shareholders of the Non-Survivor for their approval or rejection in the manner prescribed by the provisions of the NRS.

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

10. In the event that the Plan of Merger shall have been (x) approved by the shareholders of the Non-Survivor and (y) otherwise duly authorized in the manner prescribed by the applicable provisions of the DGCL and the NRS, each of the Corporations hereby stipulates that it will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Delaware and Nevada, and that each of the Corporations will cause to be performed all necessary acts therein and elsewhere to effectuate the Merger.

11. The Board of Directors and the proper officers of each of the Corporations, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the Merger herein provided for.

12. The effective date of the Merger shall (i) in the State of Nevada be the date the Articles of Merger are filed with the Secretary of State of Nevada and (ii) in the State of Delaware be the date the Certificate of Merger is filed by the Secretary of State of Delaware (the "EFFECTIVE TIME OF THE MERGER");

13. Notwithstanding the approval of the Plan of Merger by the shareholders of the Non-Survivor, the Merger herein provided for may be abandoned at any time prior to the Effective Time of the Merger, notwithstanding favorable action on the Merger by the shareholders of one or both of the Corporations, but not later than the Effective Time of the Merger, by the mutual consent of the Board of Directors of the Corporations.

14. The Corporations, by mutual consent of their respective Board of Directors, may amend or modify this Plan of Merger in such manner as may be agreed upon by them in writing at any time before or after approval or adoption thereof by the shareholders of the Non-Survivor. Either of the Corporations may, pursuant to action by its Board Directors, by an instrument in writing, extend the time for or waive compliance by the other with any of the covenants or conditions contained herein; provided, however, that no such waiver or extension shall affect the rights of the shareholders of either of the Corporations in a manner which is materially adverse to such shareholders in the judgment of its respective Board of Directors so acting.

15. This Plan of Merger may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

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

                  IN WITNESS WHEREOF, pursuant to the general approval and authority duly given by resolutions adopted by their respective Boards of Directors, each of the Corporations has caused this Plan of Merger to be executed by a duly authorized officer.


                               TWIN LAKES, INC., A NEVADA CORPORATION


                               By:   /s/ Arnold Kling
                                     -------------------------------------------
                                     Name:  Arnold Kling
                                     Title:  President


                               TWIN LAKES DELAWARE, INC., A DELAWARE CORPORATION


                               By:   /s/ Arnold Kling
                                     -------------------------------------------
                                     Name:  Arnold Kling
                                     Title:  President

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

              CERTIFICATE OF SECRETARY OF TWIN LAKES DELAWARE, INC.

         The undersigned, being the Secretary of Twin Lakes Delaware, Inc., a Delaware corporation, does hereby certify that the foregoing Agreement and Plan of Merger has been adopted upon behalf of said corporation pursuant to the provisions of Subsection (f) of Section 251 of the Delaware General Corporation Law, and that, as of the date of this Certificate, the outstanding shares of said corporation were such as to render the provisions of said Subsection (f) applicable.


Executed on this 2nd day of June, 2006.


                                                 /s/ Kirk Warshaw
                                          --------------------------------------
                                                   Secretary

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